                                                                      Exh. 10.28


                              PURCHASE AGREEMENT

                         DATED AS OF OCTOBER 17, 1997

                                     AMONG

                 FIDELITY COMMUNICATIONS INTERNATIONAL, INC.,

                    FIDELITY INVESTORS LIMITED PARTNERSHIP

                                      AND

                           USN COMMUNICATIONS, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
Section 1.    Authorization and Closing...................................    1
       1A.    Authorization of Series A Preferred Stock...................    1
       1B.    Purchase and Sale of Series A Preferred Stock...............    1
       1C.    The Closing.................................................    1

Section 2.    Conditions to Purchasers' Obligations at the Closing........    2
       2A.    Representations and Warranties; Covenants...................    2
       2B.    Certificate of Designations.................................    2
       2C.    Certificate of Incorporation................................    2
       2D.    Blue Sky Clearance..........................................    2
       2E.    Closing Documents...........................................    2
       2F.    Opinion.....................................................    3
       2G.    Registration Agreement......................................    3
       2H.    Original Purchase Agreement.................................    3
       2I.    No Material Adverse Change..................................    3

Section 3.    Covenants...................................................    4
       3A.    Current Public Information..................................    4
       3B.    Election of Fidelity Director...............................    4
       3C.    Inspection of Property......................................    5
       3D.    Financial Statements and Other Information..................    5
       3E.    Affirmative Covenants.......................................    7
       3F.    Compliance with Agreements..................................    8
       3G.    Directors and Officers Indemnity Insurance..................    8

Section 4.    Transfer of Restricted Securities...........................    9

Section 5.    Representations and Warranties of the Company...............   10
       5A.    Organization and Corporate Power............................   10
       5B.    Capital Stock and Related Matters...........................   10
       5C.    Subsidiaries; Investments...................................   12
       5D.    Registration Statement......................................   12
       5E.    Authorization; No Breach....................................   12
       5F.    Financial Statements........................................   13

                                                                          Page
                                                                          ----
       5G.  Absence of Certain Developments.............................    13
       5H.  Assets......................................................    14
       5I.  Tax Matters.................................................    14
       5J.  Proprietary Rights..........................................    14
       5K.  Governmental Consents, etc..................................    14
       5L.  Insurance...................................................    15
       5M.  Employees...................................................    15
       5N.  Compliance with Laws........................................    15

Section 6.  Definitions.................................................    15

Section 7.  Miscellaneous...............................................    17
       7A.  Purchasers' Investment Representations......................    17
       7B.  Purchasers' Authorization...................................    17
       7C.  Effect of a Qualified Public Offering.......................    17
       7D.  Treatment of the Series A Preferred Stock...................    18
       7E.  Consent to Amendments.......................................    18
       7F.  Survival of Representations and Warranties..................    18
       7G.  Severability................................................    19
       7H.  Counterparts................................................    19
       7I.  Descriptive Headings; Interpretation........................    19
       7J.  Governing Law...............................................    19
       7K.  Notices.....................................................    19
       7L.  Indemnification.............................................    20
       7M.  Expenses....................................................    20

Exhibit A   Series A Certificate of Designations
Exhibit B   Certificate of Incorporation
Exhibit C   Form of Third Amendment to Purchase Agreement dated as
            of June 22, 1995

Schedule I  Exceptions to Registration Statement

                              PURCHASE AGREEMENT


          THIS PURCHASE AGREEMENT is made as of October 17, 1997 (this "Agreement") by and among USN Communications, Inc., a Delaware corporation (the "Company") and Fidelity Communications International, Inc., a Massachusetts corporation ("FCI") and Fidelity Investors Limited Partnership, a Delaware limited partnership ("FILP", and collectively with FCI, the "Purchasers"). Unless otherwise defined herein, capitalized terms used herein are defined in
Section 6 hereof.

          The Purchasers desire to purchase from the Company and the Company desires to sell to the Purchasers shares of the Company's 9.0% Cumulative Convertible Pay-In-Kind Preferred Stock, Series A, par value $1.00 per share (the "Series A Preferred Stock").

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Authorization and Closing.

               1A. Authorization of Series A Preferred Stock. The Company has authorized the issuance and sale to FCI of ten thousand (10,000) shares and to FILP of five thousand (5,000) shares (collectively, the "Shares") of Series A Preferred Stock having the rights and preferences set forth in Exhibit A attached hereto.

               1B. Purchase and Sale of Series A Preferred Stock. At the Closing, the Company shall sell to FCI and FILP and, subject to the terms and conditions set forth herein, FCI and FILP shall purchase the Shares from the Company for an aggregate purchase price of ten million dollars ($10,000,000) and five million dollars ($5,000,000), respectively.

               1C. The Closing. Subject to the satisfaction of the conditions set forth in Section 2, the closing of the transactions contemplated by Sections 1A and 1B (the "Closing") shall take place at the offices of the Company, 10 South Riverside Plaza, Chicago, Illinois 60606 at 10:00 a.m. local time on October 17, 1997, or at such other place and time as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall arrange to deliver to the Purchasers stock certificates evidencing the Shares, registered in the Purchasers' or their respective nominees' name, upon payment of the purchase price thereof by wire transfer of immediately available funds to the Company's account at Harris Trust and Savings Bank, Chicago, Illinois, in the amount set forth Section 1B.

          Section 2. Conditions to Purchasers' Obligations at the Closing. The obligation of the Purchasers to purchase and pay for the Shares at the Closing is subject to the satisfaction as of the Closing of the following conditions:

               2A. Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

               2B. Certificate of Designations. The Certificate of Designations, Powers, Rights and Preferences (the "Series A Certificate of Designations"), substantially in the form of Exhibit A attached hereto, shall be in full force and effect as of the Closing under the laws of the State of Delaware and shall not have been amended or modified.

               2C. Certificate of Incorporation. The Company's Certificate of Incorporation, substantially in the form of Exhibit B attached hereto, shall be in full force and effect as of the Closing under the laws of the State of Delaware and shall not have been amended or modified.

               2D. Blue Sky Clearance. The Company shall have made all pre-sale filings under applicable state securities laws necessary, if any, to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws.

               2E. Closing Documents. The Company shall deliver to Purchasers at the Closing all of the following documents:

                    (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in paragraphs 2A through 2D, inclusive, and paragraphs 2F through 2I have been fully satisfied;

                    (ii) certified copies of the resolutions duly adopted by the Company's Board of Directors authorizing the execu-tion, delivery and performance of this Agreement, the amendment to the Registration Agreement (as defined), the amendment to the Original Purchase Agreement (as defined) and the issuance and sale of the Shares;

                    (iii) copies of the Certificate of Incorporation and the Series A Certificate of Designations, certified by the Secretary of State of the State of Delaware, and the Company's by-laws, certified by the Company's secretary, each as in effect at the Closing;

                    (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal); and

               2F. Opinion. The Company shall cause to be delivered an opinion of Skadden, Arps, Slate, Meagher & Flom as to the due incorporation and good standing, capitalization, due authorization and enforceability of this Agreement, the amendment to the Registration Agreement and the amendment to the Original Purchase Agreement.

               2G. Registration Agreement. The Amended and Restated Registration Agreement dated as of June 22, 1995 (the "Registration Agreement"), by and among the Company and the Investors (as defined therein) shall be amended as necessary to include the Purchasers as parties thereto on comparable terms with the other Investors.

               2H. Original Purchase Agreement. The Purchase Agreement dated as of June 22, 1995, as amended to date (as so amended, the "Original Purchase Agreement") by and among the Company and the Original Purchasers shall be amended substantially as set forth in Exhibit C hereto.

               2I. No Material Adverse Change. Subsequent to the date of this Agreement, there has been no material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          Section 3.  Covenants.

               3A. Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder and shall take such further action as the Purchasers may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission.

               3B.  Election of Fidelity Director.

                    (i) Subject to the following clause (ii), from and after the Closing, the Company shall take all actions necessary to cause one representative designated by the Purchasers (the "Fidelity Director") to be nominated for election to the Board of Directors of the Company.

                    (ii) The Purchasers' right to designate such representative shall terminate at such time as (x) the Purchasers shall collectively hold Shares and/or Class A Common Stock issued upon the conversion of the Shares representing less than 66 2/3% of the Shares (and/or Class A Common Stock issuable upon conversion of the Shares) originally sold to the Purchasers or (y) the sale in an underwritten public offering registered under the Securities Act of shares of common stock of the Company ("Qualified Public Offering"), provided, that upon the consummation of such Qualified Public Offering, the rights of the Original Purchasers to representation on the Board of Directors shall also be terminated.

                    (iii) In the event that the Fidelity Director for any reason ceases to serve as a member of the Board during such director's term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Purchasers.

                    (iv) Subject to clause (ii) above, each Investor (as identified on the signature page hereto), shall take all actions within its control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to cause the Fidelity Director to be elected to the Board and to effectuate the provisions of clause
          (iii) above.

                    (v) The Company shall pay the reasonable out-of-pocket expenses incurred by the Fidelity Director in connection with attending the meetings of the Board or any committees thereof.

               3C. Inspection of Property. The Company shall permit any representatives designated by the Purchasers, upon reasonable notice and during normal business hours and such other times as the Purchasers may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its subsidiaries.

               3D. Financial Statements and Other Information. The Company shall deliver to the Purchasers:

                    (i) As soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year (other than quarterly accounting periods of any year), unaudited consolidating and consolidated statements of income and cash flows of the Company and its subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidated and consolidating balance sheets of the Company and its subsidiaries as of the end of each monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year;

                    (ii) As soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year (other than the fourth such quarterly accounting period of any year), unaudited consolidating and consolidated statements of income and cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year;

                    (iii) within the 90 days after the end of each fiscal year, unaudited consolidating and audited consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, and unaudited consolidating and audited consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year and comparisons to budget will be provided under separate cover, and accompanied by a certificate from an independent accounting firm of recognized national standing, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any subsidiary is a party or, if such accountants have reason to believe any default by the Company or any subsidiary exists, a certificate specifying the nature and period of existence thereof;

                    (iv) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which the Company or any of its subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any subsidiary (including the filing of any material litigation against the Company or any subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its subsidiaries have taken and propose to take with respect thereto; and

                    (v) with reasonable promptness, such other information and financial data concerning the Company and its subsidiaries as the Purchasers may reasonably request.

          Each of the financial statements referred to in any of subparagraphs
(i), (ii) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, be prepared in accordance with generally accepted accounting principles consistently applied, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole) and except for the absence of footnotes.

          Additionally, the Company will promptly provide to the Purchasers all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act.

          Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, the Purchasers shall use their best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company or its subsidiaries has reasonably designated as proprietary or confidential in nature.

               3E. Affirmative Covenants. So long as the Purchasers hold any Series A Preferred Stock, the Company shall, and shall cause each of its subsidiaries to:

                    (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                    (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

                    (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                    (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                    (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole; and

                    (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in a similar line of business;

               3F. Compliance with Agreements. The Company shall perform and observe all of its obligations to each holder of the Shares set forth in the Certificate of Incorporation, the Series A Certificate of Designations and the Company's bylaws.

               3G. Directors and Officers Indemnity Insurance. As of November 15, 1997, the date of the expiration of the Company's existing directors and officers indemnity insurance coverage, the Company will enter into a new policy providing for directors and officers indemnity insurance coverage reasonably acceptable to the Purchasers. The Company shall maintain directors and officers indemnity insurance coverage reasonably satisfactory to the Purchasers for so long as the Fidelity Director serves on the Board of Directors of the Company and for five years thereafter.

          Section 4.  Transfer of Restricted Securities.

                    (i)  Restricted Securities are transferable only pursuant to
     (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Commission (or any similar rule or rules then in force) if such rule is available, and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

                    (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph (i)(a) or (b) above), the holder thereof shall (unless such requirement is waived in writing by the Company) deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7A. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this subparagraph and Section 7A.

                    (iii) Upon the request of any holder of Restricted Securities that are eligible for sale pursuant to Rule 144(k) together with the delivery to the Company of an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall remove the foregoing legend from the certificates representing such holder's Restricted Securities.

          Section 5. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Shares, the Company hereby represents and warrants that:

               5A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to qualify would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Certificate of Incorporation, Certificates of Designations and by-laws that have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

               5B.  Capital Stock and Related Matters.

                    (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 30,300,000 shares of capital stock, consisting of (a) 30,050,000 shares of Common Stock, par value $.01 per share, of which 30,000,000 shares are designated Class A Common Stock and 50,000 shares are designated as Class B Common Stock and
     (b) 250,000 shares of Preferred Stock, par value $1.00 per share, of which 30,000 shares are designated as 9% Cumulative Convertible Pay-In-Kind Preferred Stock and 150,000 are designated as Series A Preferred Stock.

                    (ii)  Except (x) as set forth in the Registration Statement,
     (y) the USN Solutions Option, and (z) the ratification by the Board on October 17, 1997 of a grant of options to purchase 75,000 shares of Class A Common Stock granted on September 4, 1997, as of the Closing, neither the Company nor any subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans except as provided in this Agreement. Except as set forth in the Registration Statement, as of the Closing, neither the Company nor any subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Certificates of Designations, the Certificate of Incorporation, the Original Purchase Agreement and the First Purchase Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock, including, without limitation, the Series A Preferred Stock, shall be validly issued, fully paid and nonassessable.

                    (iii) There are no statutory or contractual stockholders' preemptive rights or rights of refusal that have not been waived with respect to the issuance of the Shares hereunder. The Company and its subsidiaries have not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of their respective capital stock, and the offer, sale and issuance of the Shares hereunder does not require registration under the Securities Act or any applicable state securities laws. Except as contemplated by this Agreement or set forth in the Registration Statement, to the best of the Company's knowledge, there are no agreements between the stockholders of the Company or its subsidiaries with respect to the voting or transfer of the capital stock of the Company or its subsidiaries or with respect to any other aspect of the affairs of the Company or its subsidiaries other than the First Purchase Agreement, the Original Purchase Agreement, the Amended and Restated Stockholders' Agreement, dated July 21, 1995, by and among the Company and the Stockholders (as defined therein), the Registration Agreement and the Second Amended and Restated Stock Transfer Agreement, dated as of July 21, 1995, by and among the Company and the Stockholders (as defined therein).

                    (iv) Following the declaration of a dividend by the Board of Directors of the Company on September 4, 1997, payable at the rate of nine shares of Class A Common Stock for each share of Class A Common Stock outstanding, the Conversion Price (as defined in the Series A Certificate of Designations) with respect to the Series A Preferred Stock is $8.80127.


                    (v) The shares of Class A Common Stock issuable upon conversion of the Shares (the "Conversion Shares") have been duly reserved for issuance in accordance with the terms of the Series A Preferred Stock. When issued upon conversion of the Series A Preferred Stock, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

               5C. Subsidiaries; Investments. Each subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of each subsidiary are validly issued, fully paid and nonassessable and all such shares are owned by the Company or another subsidiary free and clear of any lien, charge or encumbrance. Neither the Company nor any subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

               5D. Registration Statement. Except as set forth on Schedule I attached hereto and as contemplated by this Agreement, the information set forth in the Registration Statement, under the captions "Risk Factors," "Recent Developments," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management," "Certain Relationships and Related Transactions," "Stock Ownership," "Certain Other Indebtedness," "Business" and "Description of Capital Stock," as of the date hereof, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               5E. Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Company. Each of this Agreement, the Certificate of Incorporation, the Certificates of Designations, the Registration Agreement and the Original Purchase Agreement, each as amended as contemplated hereby, constitutes or will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by (i) any applicable constitutional, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery by the Company of this Agreement and the amendments to each of the Registration Agreement and the Original Purchase Agreement and the offering, sale and issuance of the Series A Preferred Stock hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or by-laws of the Company or any subsidiary, or any law, statute, rule or regulation to which the Company or any subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any subsidiary is subject.

               5F. Financial Statements. The historical financial statements (including in all cases the related schedules and notes thereto, if any) forming a part of the Registration Statement are accurate and complete in all material respects, consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and have been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole).

               5G. Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth in the Registration Statement, subsequent to the date as of which such information is given in the Registration Statement, neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, and there has not been any change in the capital stock of the Company, or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries, or any development which would have a material adverse effect on the Company and its subsidiaries taken as a whole.

               5H. Assets. The Company and each subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets described in the Registration Statement as being owned by it, free and clear of all liens, security interests, charges and encumbrances except as described in the Registration Statement or such as do not materially affect, singularly or in the aggregate, the value of such properties and assets that are material to the Company and its subsidiaries taken as a whole. Except as described in the Registration Statement, the Company's and each subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

               5I. Tax Matters. The Company and each subsidiary have filed all material tax returns which they are required to file under applicable laws and regulations (or have obtained extensions for such filings); all such returns are complete and correct in all material respects; and the Company and each subsidiary in all material respects have paid all taxes due and owing by them and have withheld and paid over all taxes which they are obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party.

               5J. Proprietary Rights. The Company and its subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement as being owned by them or any of them or necessary for the conduct of their respective businesses except where the lack of such ownership or possession would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the subsidiaries with respect to the foregoing which would, if successful, have a material adverse effect on the Company and the subsidiaries taken as a whole.

               5K. Governmental Consents, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

               5L. Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. Neither the Company nor any subsidiary is in default with respect to its obligations under any material insurance policy maintained by it, and each such policy is in full force and effect.

               5M. Employees. The Company and each subsidiary has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company and its subsidiaries have no material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances).

               5N. Compliance with Laws. Neither the Company nor any subsidiary has violated any law or any governmental regulation or requirement which violation would have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole, and neither the Company nor any subsidiary has received notice of any such violation. Neither the Company nor any subsidiary is subject to any clean up liability, or has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation, which liability would have a material adverse effect on the Company and its subsidiaries taken as a whole.

          Section 6. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Certificates of Designations" means the Series A Certificate of Designations and the 9.0% Certificate of Designations.

          "Certificate of Incorporation" means the Company's Amended and Restated Certificate of Incorporation in the form set forth in Exhibit B hereto.

          "Common Stock" means the Company's Class A Common Stock, par value $.01 per share, and the Company's Class B Common Stock, par value $.01 per share.

          "9.0% Certificate of Designations" means the Company's Certificate of Designations, Powers, Rights and Preferences of 9.0% Cumulative Convertible Pay-In-Kind Preferred Stock.

          "Original Purchasers" means the "Purchasers" as defined in the Original Purchase Agreement.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means the Series A Preferred Stock and the Company's 9.0% Cumulative Convertible Pay-In-Kind Preferred Stock.

          "Registration Statement" means the Company's Registration Statement on Form S-4, filed by the Company with the Securities and Exchange Commission on October 10, 1997.

          "Restricted Securities" means (i) the Shares issued hereunder, (ii) shares of Class A Common Stock issued upon conversion of the Shares (the "Conversion Shares") and (iii) any securities issued with respect to the Shares or the Conversion Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 7A have been delivered by the Company in accordance with Section 4(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new certificates representing such securities not bearing a Securities Act legend of the character set forth in Section 7A.

          "Series A Certificate of Designations" means the Company's Certificate of Designations, Powers, Rights and Preferences of 9.0% Cumulative Convertible Pay-In-Kind Preferred Stock, Series A, establishing the terms and the relative rights and preferences of the Series A Preferred Stock in the form set forth in Exhibit A hereto.

          Section 7.  Miscellaneous.

               7A. Purchasers' Investment Representations. Each of the Purchasers hereby represents that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein shall prevent the Purchasers and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on October 17, 1997, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of October 17, 1997, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

               7B. Purchasers' Authorization. The Purchasers' investment committee or similar authority has approved and authorized the consummation of the transactions contemplated by this Agreement.

               7C. Effect of a Qualified Public Offering. Each of the Purchasers agrees that upon the consummation of a Qualified Public Offering:

                    (i) All rights granted to the Purchasers pursuant to the Third Amendment to the Original Purchase Agreement will be terminated and the Purchasers will take all action necessary to effectuate such termination;

                    (ii) All covenants contained in this Purchase Agreement shall be terminated and of no further force and effect; and

                    (iii) The Purchasers will convert the Shares to Class A Common Stock in accordance with the terms of the Series A Certificate of Designations concurrently with closing of a Qualified Public Offering and will enter into a lock-up agreement to the effect that the Purchasers will not sell, offer to sell, grant any option for the sale of, or dispose of any capital stock or security convertible into capital stock for a period of 180 days from the date of the prospectus without the consent of the underwriters for such offering.

          Notwithstanding the foregoing, the agreement of the Purchasers pursuant to this Section 7C shall be effective when and to the extent that (x) the covenants of the Company in favor of the Original Purchasers paralleling those referred to in clauses (i) and (ii) above shall have been terminated and
(y) the Original Purchasers shall have converted all shares of Preferred Stock held by them into Class A Common Stock and entered into a comparable lock-up agreement.

               7D. Treatment of the Series A Preferred Stock. The Company covenants and agrees that (i) so long as applicable income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Series A Preferred Stock as non-deductible distributions in respect of such stock on its applicable income tax returns and (ii) it shall treat the Series A Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Series A Preferred Stock as distributions on preferred stock in such statements and reports.

               7E. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Purchasers. No other course of dealing between the Company and the Purchasers or any delay in exercising any rights hereunder or under the Certificate of

Incorporation or the Certificates of Designations shall operate as a waiver of any rights of the Purchasers.

               7F. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchasers or on their behalf.

               7G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               7H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

               7I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

               7J. Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of the State of New York.

               7K. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, dispatched by telegram or electronic facsimile transmission (confirmed in writing by mail simultaneously dispatched), sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company at

                    USN Communications, Inc.
                    10 South Riverside Plaza, Suite 401
                    Chicago, Illinois 60606
                    Attention: Secretary
                    Telephone: (312) 906-3600
                    Facsimile: (312) 906-3636

and to the Purchasers at

                    82 Devonshire Street
                    Mailzone R25D
                    Boston, MA  02109
                    Attention:


or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

               7L. Indemnification. The Company agrees to indemnify and hold the Purchasers harmless against and in respect of any and all direct out-of-pocket damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys' fees) which either of the Purchasers may suffer or incur as a result of a breach of any of the representations, warranties or agreements by the Company set forth herein (notwithstanding any investigations or verifications made by or on behalf of the Purchasers).

               7M. Expenses. The Company agrees to pay, and hold each of the Purchasers harmless against liability for the payment of (i) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Certificate of Incorporation or the Series A Certificate of Designation, (ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Shares, (iii) the fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby, the Certificate of Incorporation or the Series
A Certificate of Designation and (iv) the reasonable fees and expenses incurred by either of the Purchasers in connection with any transaction, claim or event which such Purchaser believes affects the Company or its subsidiaries and as to which such Purchaser seeks advice of counsel.

                                   * * * * *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              USN COMMUNICATIONS, INC.



                              __________________________________________________
                              By:  J. Thomas Elliott
                              Its:  President and Chief Executive Officer


                              FIDELITY COMMUNICATIONS

                              INTERNATIONAL, INC.



                              By:_______________________________________________
                                 Name___________________________________________
                                 Its:___________________________________________


                              FIDELITY INVESTORS LIMITED PARTNERSHIP

                              By: Fidelity Investors Management Corp., general partner



                              By:_______________________________________________
                                 Name___________________________________________
                                 Its:___________________________________________

Accepted and agreed to on this
_______ day of October by the
following Investors for purposes
of Section 3B only:


CIBC WOOD GUNDY VENTURES, INC.



By:
   -----------------------------------
Its:


CHASE VENTURE CAPITAL ASSOCIATES, L.P.



By:
   -----------------------------------
Its:


HANCOCK VENTURE PARTNERS IV -
  DIRECT FUND L.P.
By: Back Bay Partners XII L.P.
By: Hancock Venture
    Partners, Inc.


By:
   -----------------------------------
Its:


BT CAPITAL PARTNERS, INC.



By:
   -----------------------------------
Its:

NORTHWOOD CAPITAL PARTNERS LLC



By:
   -----------------------------------
Its:


NORTHWOOD VENTURES LLC



By:
   -----------------------------------
Its:


ENTERPRISES & TRANSCOMMUNICATIONS L.P.
By: Prime Enterprises, L.P.
By: Prime New Ventures Management,
       L.P.
By: Prime II Management, L.P.
By: Prime II Management, Inc.



By:
   -----------------------------------
Its:

                                  Schedule I

                     Exceptions to Registration Statement


                                     None.